CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Neonode Inc.
Stockholm, Sweden

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-132713, 333-63228, 333-114161) and Form S-3 (No. 333-147425) of Neonode Inc. of our report dated April 14, 2008, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

April 14, 2008

BDO Feinstein International AB	BDO Feinstein International AB

/s/Johan Pharmanson	/s/Tommy Bergendahl
Authorized Public Accountant	Authorized Public Accountant